Exhibit 99.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

WATSON WYATT WORLDWIDE, INC. WITH AND INTO

WATSON WYATT & COMPANY HOLDINGS

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Pursuant to Section 253

of the General Corporation Law of the State of Delaware

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WATSON WYATT & COMPANY HOLDINGS, a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of WATSON WYATT WORLDWIDE, INC., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation.

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on November 11, 2005, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

WHEREAS, this Board deems it advisable and in the best interests of Watson Wyatt & Company Holdings (“WWCH”) to change its corporate name to Watson Wyatt Worldwide, Inc. (the “Name Change”) by effecting a merger (the “Merger”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) between a newly-formed Delaware corporation that is a wholly-owned subsidiary of WWCH (“Newco”) and WWCH.

NOW THEREFORE BE IT RESOLVED, that the Name Change and Merger Agreement, and all transactions contemplated thereby, are authorized and approved;

FURTHER RESOLVED, that the Merger of WWCH and Newco pursuant to the Delaware General Corporation Law (“DGCL”) and on the terms and conditions set forth in the Merger Agreement is authorized and approved;

FURTHER RESOLVED, that the assumption by WWCH of all of Newco’s obligations in connection with the Merger is authorized and approved;

FURTHER RESOLVED, that the Merger Agreement is adopted, and the execution and delivery of the Merger Agreement and the consummation of all transactions and actions contemplated by, or necessary or advisable in connection with, the Merger Agreement (the “Merger Transactions”) are authorized and approved;

FURTHER RESOLVED, that the Name Change and all transactions and actions contemplated by, or necessary or advisable in connection with, the Name Change (collectively with the Merger Transactions, the “Transactions”) are authorized and approved;

FURTHER RESOLVED, that WWCH is authorized and directed to enter into and perform the Merger Agreement, and to execute, certify and file any certificate or other document (“Merger Document”) that may be required to effect the Name Change and Merger;

FURTHER RESOLVED, that the President, Chief Executive Officer, Chief Financial Officer or General Counsel of WWCH (collectively and individually, the “Authorized Officer(s)”) be, and each of them hereby is, authorized in the name of and on behalf of WWCH to execute and deliver the Merger Agreement and any other instrument, agreement, certificate or other document (each of the Merger Agreement and other instruments, agreements, certificates or other documents, a “Merger Document”) that may be required or advisable to effect the Transactions or to carry out the intent and purposes of the foregoing resolutions, with such revisions, amendments, modifications and supplements therein or thereto as may be approved by any Authorized Officer, such approval to be conclusively evidenced in each case by such Authorized Officer’s execution and delivery thereof;

FURTHER RESOLVED, that the Authorized Officers shall be, and they hereby are, authorized and directed on behalf of WWCH and in its name to take or cause to be taken any other action or actions which such officer or officers may deem necessary, appropriate or desirable to carry out the intent and purposes of the foregoing resolutions, such approval to be conclusively evidenced by the taking of any such action by an officer of WWCH;

FURTHER RESOLVED, that the Authorized Officers of WWCH, or any officer that either of the Authorized Officers designates, be, and they hereby are, authorized and directed to perform and to cause WWCH to perform its obligations under the Merger Documents;

FURTHER RESOLVED, that before the Merger Agreement becomes effective in accordance with Section 103 of the DGCL, this Board may terminate or amend the Merger Agreement in accordance with the DGCL.

FOURTH: The Company shall be the surviving corporation of the Merger.  The name of the surviving corporation shall be amended in the Merger to be “Watson Wyatt Worldwide, Inc.”

FIFTH: The Amended and Restated Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be amended by deleting Article One and inserting in lieu thereof a new Article One to read:

1. Name.  The name of the corporation is Watson Wyatt Worldwide, Inc. (“the Corporation”).

The Amended and Restated Certificate of Incorporation, as so amended, shall be the certificate of incorporation of the surviving corporation.

This Certificate of Ownership and Merger shall be effective at 8:00 A.M. (Eastern Time), January 1, 2006.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 30th day of November, 2005.

WATSON WYATT & COMPANY HOLDINGS

By:	/s/ Walter W. Bardenwerper
Name: Walter W. Bardenwerper
Title: Vice President